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                                                                 EXHIBIT 10.6

                           PURCHASE AND SALE AGREEMENT

     THIS AGREEMENT (this "Agreement"), dated February 5, 1998, is by and between ENRON OIL & GAS COMPANY, a Delaware corporation ("EOG"), and MICHAEL PETROLEUM CORPORATION, a Texas corporation ("Michael"), and is in consideration of EOG's agreement to sell, and Michael's agreement to buy, certain property described in this Agreement, all pursuant to the terms and conditions of this Agreement. EOG and Michael may also be referred to herein individually as a "Party" or, collectively, as the "Parties."

     1. PROPERTY. Subject to the terms and conditions set forth hereinafter, EOG agrees to grant or convey to Michael (whichever is applicable as provided for below) the EOG Property (as defined hereinafter) and Michael agrees to accept the EOG Property, and tender consideration therefor, in the manner and of the type and amount as hereinafter required. For purposes of this Agreement, "EOG Property" shall mean, collectively:

        (a) all of EOG's right, title and interest in, to and under or derived from the oil and gas leases, oil, gas and mineral leases, surface estate, and other interests therein referred to in Exhibit "A," attached hereto and made a part hereof for all purposes (the "Leases"), insofar and only insofar as the Leases apply to the lands, depths, formations, wellbore rights and/or other rights specified on Exhibit "A," together with identical interests in and to all property and rights incident thereto, including, without limitation, all wells, gathering systems, materials, equipment, personal property, fixtures and facilities located thereon or used in connection therewith and all of EOG's rights in, to and under all agreements, unitization agreements, operating agreements, leases, permits, rights-of-way, easements, licenses, options and orders in any way relating thereto;

        (b) a leasehold interest in all of EOG's right, title and interest in, to and under or derived from the lands depicted on the plat attached hereto as Exhibit "B" (the "South Callaghan Ranch Lands"), insofar and only insofar as the South Callaghan Ranch Lands cover the interval from the surface of the ground down to 100 feet below the stratigraphic equivalent of the





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base of the Lobo 6 sand, together with all of EOG's right, title and interest in and to all wells, gathering systems, materials, equipment, personal property, fixtures and facilities located on the South Callaghan Ranch Lands and used in connection with such lands and above-described depths and all agreements, unitization agreements, operating agreements, leases, permits, rights-of-way, easements, licenses, options and orders in any way relating to such lands and above-described depths, all pursuant to an Oil and Gas Lease from EOG to Michael in substantially the form of Lease attached hereto as Exhibit "C" (the "South Callaghan Ranch Lease");

         (c) a term assignment of all of EOG's interests in and to a 2.67% nonparticipating royalty interest in and to the South Callaghan Ranch Lands, insofar and only insofar as such lands cover the interval covered by the South Callaghan Ranch Lease and terminating simultaneously with and as to that portion of the South Callaghan Ranch Lease which has terminated; and

         (d) All three-dimensional and two-dimensional seismic data owned by EOG insofar, but only insofar, as such data covers the lands referred to or described in Exhibit "A" or the lands depicted in Exhibit "B," plus that portion of the surrounding lands necessary to obtain full fold coverage of the lands referred to or described in Exhibit "A" or the lands depicted in Exhibit "B," if available, to the extent any of the above is assignable or transferable, including all supporting survey information necessary to post and locate all surveys on Michael's map(s), including a tape copy in a SEG-P1 format of all surveys and well information in X-Y coordinates necessary to load the 3-D seismic surveys on a geophysical workstation and a printed survey map showing all source and receiver locations of any 3-D seismic survey pertaining to the lands referred to, or described or depicted in Exhibits "A" and "B," and subject to any consents to assignment or transfer to which any of the above may be subject (the "Seismic Data").

     2. CONSIDERATION. As consideration for the EOG Property, Michael shall pay to EOG at Closing (as defined hereinafter), the cash sum of FORTY-EIGHT MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($48,500,000.00) (the "Purchase Price"). As additional consideration for the EOG Property, Michael shall convey to EOG all of Michael's







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right, title and interest in and to the Rottersmann 250 #1 Well, including, without limitation, all rights and interests of Michael therein arising out of or derived from the contracts and agreements described in Exhibit "D," attached hereto and made a part hereof for all purposes, together with identical interests in and to all property and rights incident thereto, including, without limitation, all gathering systems, materials, equipment, personal property and fixtures located thereon or used in connection therewith and all of Michael's rights in, to and under all agreements, operating agreements, permits, rights-of-way, easements, licenses, options and orders in any way relating thereto. The foregoing properties, rights and interests being hereinafter called the "MICHAEL Property." In addition, Michael shall grant to EOG a non-exclusive license to use the Seismic Data pursuant to a Seismic License Agreement substantially in the form of Exhibit "E" attached hereto (the "License"), to the extent the Seismic Data may be licensed to ENRON by Michael under the terms of applicable agreements covering such Seismic Data and subject to the obtaining of any necessary consents.

    3. MICHAEL PRE-ACQUISITION REVIEW. EOG shall make a good-faith effort, to give Michael and Michael's authorized representatives, at any reasonable time(s) before Closing, (a) physical access to the wells and other equipment included in the EOG Property, at Michael's sole risk, cost and expense, for the purpose of inspecting the same, and conducting witnessed tests of production from the wells thereon, (b) access to all production, engineering and other technical data and records, and to all contract, land and lease records, to the extent such data and records are in EOG's possession and relate to the EOG Property, and (c) access to all accounting records pertaining to the EOG Property for the past three (3) years such that Michael can perform an audit of such records for such three (3) year period prior to the Closing Date; provided, however, EOG shall have no obligation to provide Michael such access to any data or information which EOG considers proprietary or confidential or which access EOG cannot legally provide Michael because of third-party restrictions.





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     4. EOG PRE-ACQUISITION REVIEW. Michael shall make a good-faith effort to give EOG and EOG's authorized representatives, at any reasonable time(s) before Closing, (a) physical access to the MICHAEL Property, at EOG's sole risk, cost and expense for the purpose of inspecting the same, and (b) access to all contract, land and lease records, to the extent such data and records are in Michael's possession and relate to the MICHAEL Property; provided, however, Michael shall have no obligation to provide EOG such access to any data or information which Michael considers proprietary or confidential or which access Michael cannot legally provide EOG because of third-party restrictions.

     5. TITLE DEFECTS ON EOG PROPERTY. As used in this Agreement, the term "EOG Title Defect" shall mean a material deficiency in one (or more) of the following respects:

         (a) EOG's title, as of the Effective Time (as defined hereinafter), as to all or any portion of the EOG Property, is subject to an outstanding mortgage, deed of trust, lien or encumbrance or other adverse claim which would interfere materially with the ownership, operation, use or value of the EOG Property;

         (b) EOG owns less than the net revenue interest described on Exhibit "A-1" or more than the working interest described on Exhibit "A-1" without a corresponding increase in net revenue interest;

         (c) EOG's rights and interests are subject to being reduced by virtue of the exercise by a third party of any preferential right, reversionary, back-in or other similar right not reflected on Exhibit "A-1;" and

         (d) EOG is in default under some material provision of a lease, farmout agreement, operating agreement, or other agreement affecting the EOG Property.

         Michael shall give EOG written notice of each EOG Title Defect on or before five (5) days prior to the Closing Date, together with full particulars relating thereto. MICHAEL SHALL BE DEEMED TO HAVE WAIVED ALL EOG TITLE DEFECTS OF WHICH EOG HAS NOT BEEN GIVEN TIMELY WRITTEN NOTICE, SAVE AND EXCEPT CLAIMS





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BASED UPON A BREACH OF THE LIMITED WARRANTY OF TITLE PROVIDED IN THE ASSIGNMENT
AND BILL OF SALE ATTACHED HERETO AS EXHIBIT "F."

     6. PURCHASE PRICE ADJUSTMENTS ON EOG PROPERTY.

        Michael may, by delivery of written notice to EOG of the existence of an EOG Title Defect, request a reduction of the Purchase Price. Conversely, EOG may, by delivery of written notice to Michael, request an increase in the Purchase Price because the net revenue interest owned by EOG in the EOG Property is greater than that shown on Exhibit "A-1."

        Any such notice by Michael or EOG shall include appropriate evidence to substantiate its position and shall be delivered to the other Party on or before five (5) days prior to the Closing. In the event any such notice is not timely delivered, Michael shall thereafter have no right to assert an EOG Title Defect and EOG shall thereafter have no right to assert a larger net revenue interest.

        Upon timely delivery of a notice either by Michael of an EOG Title Defect or by EOG of a larger net revenue interest, Michael and EOG shall meet, within the period between the date of receipt of such notice and the Closing Date, and may mutually agree as follows with respect to any EOG Title Defect:
(i) EOG shall cure or agree to cure such EOG Title Defect, to a degree agreed upon prior to Closing (provided, however, EOG shall have no obligation to perform such cure), (ii) Michael shall agree to accept the interest "AS IS," and release EOG from all claims related thereto, (iii) EOG shall agree to indemnify Michael against all losses, costs, expenses and liabilities with respect to such EOG Title Defect, or (iv) EOG and Michael shall agree as to the amount of a Purchase Price adjustment in connection with such EOG Title Defect. If no agreement can otherwise be reached as to the disposition of an interest burdened by an EOG Title Defect or with respect to EOG's larger net revenue interest prior to the Closing Date, either Party may give written notice to the other Party on or before the Closing Date to terminate this Agreement and upon the giving of such notice, this Agreement shall be of no further force and effect.






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        In the event the net amount of the Purchase Price adjustments hereunder exceeds ten percent (10%) of the Purchase Price, then either Michael or EOG may, upon written notice to the other Party, cancel this Agreement and the same shall be of no further force and effect.

        If Michael receives a Purchase Price adjustment at Closing on account of an EOG Title Defect, EOG shall have until June 30, 1998 to cure such EOG Title Defect at its cost. If by such date it can demonstrate to Michael's reasonable satisfaction that such EOG Title Defect has been cured, then EOG shall be entitled to reimbursement from Michael for the amount of such Purchase Price adjustment. Michael shall pay such amount to EOG within fifteen (15) business days of the date EOG demonstrates to Michael's reasonable satisfaction that such EOG Title Defect has been cured.

     7. TITLE DEFECTS ON MICHAEL PROPERTY. As used in this Agreement, the term "MICHAEL Title Defect" shall mean a material deficiency in one (or more) of the following respects:

        (a) Michael's title, as of the Effective Time, as to all or any portion of the MICHAEL Property, is subject to an outstanding mortgage, deed or trust, lien or encumbrance or other adverse claim which would interfere materially with the ownership, operation, use or value of the MICHAEL Property;

        (b) Michael owns less than the net revenue interest described on Exhibit "D" or more than the working interest described on Exhibit "D" without a corresponding increase in net revenue interest;

        (c) Michael's rights and interests are subject to being reduced by virtue of the exercise by a third party of any preferential right, reversionary, back-in or other similar right not reflected on Exhibit "D;" and

        (d) Michael is in default under some material provision of a lease, farmout agreement or agreement affecting the MICHAEL Property.

        EOG shall give Michael written notice of each MICHAEL Title Defect on or before five (5) days prior to the Closing Date, together with full particulars relating thereto. EOG








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SHALL BE DEEMED TO HAVE WAIVED ALL MICHAEL TITLE DEFECTS OF WHICH MICHAEL HAS
NOT BEEN GIVEN TIMELY WRITTEN NOTICE, SAVE AND EXCEPT CLAIM BASED UPON A BREACH OF THE LIMITED WARRANTY OF TITLE PROVIDED IN THE ASSIGNMENT ATTACHED HERETO AS EXHIBIT "I." EOG and Michael hereby agree that the allocated value of the MICHAEL Property, for purposes of notice to preferential rights holders only, is $1,500,000.00.

     8. PURCHASE PRICE ADJUSTMENTS ON MICHAEL PROPERTY. EOG may, by delivery of written notice to Michael of the existence of a MICHAEL Title Defect, request an increase in the Purchase Price.

        Any such notice by EOG shall include appropriate evidence to substantiate its position and shall be delivered to Michael on or before five
(5) days prior to the Closing. In the event any such notice is not timely delivered, EOG shall thereafter have no right to assert a MICHAEL Title Defect.

        Upon timely delivery of a notice by EOG of a MICHAEL Title Defect, EOG and Michael shall meet, within the period between the date of receipt of such notice and the Closing Date, and may mutually agree as follows: (i) Michael shall cure or agree to cure such MICHAEL Title Defect, to a degree agreed upon prior to Closing (provided, however, Michael shall have no obligation to perform such cure), (ii) EOG shall agree to accept the interest "AS IS," and release Michael from all claims related thereto, (iii) Michael shall agree to indemnify EOG against all losses, costs, expenses and liabilities with respect to such MICHAEL Title Defect, or (iv) Michael and EOG shall agree as to the amount of a Purchase Price adjustment in connection with such MICHAEL Title Defect. If no agreement can otherwise be reached as to the disposition of an interest burdened by a MICHAEL Title Defect prior to the Closing Date, either Party may give written notice to the other Party on or before the Closing Date to terminate this Agreement and, upon the giving of such notice, this Agreement shall be of no further force and effect.

        If EOG receives a Purchase Price adjustment at Closing on account of a MICHAEL Title Defect, Michael shall have until June 30, 1998 to cure such MICHAEL Title Defect at its



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cost. If by such date it can demonstrate to EOG's reasonable satisfaction that such MICHAEL Title Defect has been cured, then Michael shall be entitled to reimbursement from EOG for the amount of such Purchase Price adjustment. EOG shall pay such amount to Michael within fifteen (15) business days of the date Michael demonstrates to EOG's reasonable satisfaction that such MICHAEL Title Defect has been cured.

     9. GAS IMBALANCES FOR EOG PROPERTY. In the event it is determined that a net gas imbalance exists with respect to operations relating to the EOG Property, the Purchase Price shall be adjusted upward or downward, as the case may be, to reflect the effect of such net gas imbalance for the EOG Property as of the Effective Time. Such adjustment shall be calculated by multiplying the per Mcf amount of the gas imbalance, as of the Effective Time, by $2.25 per Mcf.

     10. GAS IMBALANCES FOR MICHAEL PROPERTY. In the event it is determined that a net gas imbalance exists with respect to operations relating to the MICHAEL Property, the Purchase Price shall be adjusted upward or downward, as the case may be, to reflect the effect of such net gas imbalance for the MICHAEL Property as of the Effective Time. Such adjustment shall be calculated by multiplying the per Mcf amount of the gas imbalance, as of the Effective Time, by $2.25 per Mcf.

     11. REPRESENTATIONS BY EOG. EOG represents to Michael, each of which representations shall survive Closing, that as of the date of this Agreement and as of Closing:

        (a) Due Organization. EOG is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware and is duly qualified to do business in the State of Texas and has satisfied all state bonding requirements, if any.

        (b) Corporate Power. EOG has all requisite corporate power and authority to carry on its business as presently conducted, to enter into this Agreement, and to perform its obligations under this Agreement. The consummation of the transactions contemplated by this






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Agreement will not violate, nor be in conflict with, (i) any provision of its charter or bylaws or (ii) any agreement or instrument to which it is a party or is bound (except for preferential rights to purchase, maintenance of uniform interests, and required third party consents to assignment, if any).

        (c) Duly Executed. This Agreement has been duly executed and delivered on behalf of EOG, and at Closing all documents and instruments required hereunder to be executed and delivered by it shall have been duly executed and delivered and the transactions contemplated hereby shall have been duly and validly authorized by all requisite corporate action.

        (d) No Litigation. There are no pending or, to the best of EOG's knowledge without further investigation, threatened claims, lawsuits, administrative proceedings, or governmental investigations or inquiries involving EOG's right to consummate the sale contemplated hereunder.

     12. REPRESENTATIONS BY MICHAEL. Michael represents to EOG, each of which representations shall survive Closing, that as of the date of this Agreement and as of Closing:

        (a) Due Organization. Michael is a corporation duly organized, validly existing, and in good standing under the laws of the state of Texas and is duly qualified to do business in the State of Texas and has satisfied all state bonding requirements, if any.

        (b) Corporate Power. Michael has all requisite corporate power and authority to carry on its business as presently conducted, to enter into this Agreement, and to perform its obligations under this Agreement. The consummation of the transactions contemplated by this Agreement will not violate, nor be in conflict with, (i) any provision of its charter or bylaws or (ii) any agreement or instrument to which it is a party or is bound (except for preferential rights of purchase, if any).

        (c) Duly Executed. This Agreement has been duly executed and delivered on behalf of Michael, and at Closing, all documents and instruments required hereunder to be executed and delivered by it shall have been duly executed and delivered and the transactions contemplated hereby shall have been duly and validly authorized by all requisite corporate action.






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        (d) No Litigation. There are no pending or, to the best of Michael's knowledge without further investigation, threatened claims, lawsuits, administrative proceedings, or governmental investigations or inquiries involving Michael's right to consummate the sale contemplated hereunder.

     13. CLOSING. Closing shall occur on or before March 31, 1998, or at such date as may be agreed by the Parties or as provided by this Agreement (the "Closing Date"), at the offices of Enron Oil & Gas Company in Houston, Texas, or at such other place as Michael and EOG may agree. "Closing" shall mean (a) the granting or conveyance of the EOG Property to Michael and the conveyance of the MICHAEL Property to EOG; (b) the complete satisfaction by the Parties of the obligations of consideration under Section 2 above, and (c) the transfer of the operation and possession of the EOG Property to Michael. At Closing, the following will occur:

        (a) Consideration. Michael shall make payment of the Purchase Price, as adjusted, by wire transfer to an account or accounts to be designated by EOG. Prior to Closing, EOG will notify Michael of the amounts to be deposited in each designated account.

        (b) Grant or Conveyance. EOG will grant or convey, as the case may be, the EOG Property to Michael by executing and delivering (i) an Assignment and a Bill of Sale, in substantially the form attached hereto as Exhibit "F," (ii) a Deed, in substantially the form attached hereto as Exhibit "G," (iii) the South Callaghan Ranch Lease, and (iv) a Term Assignment, in substantially the form attached hereto as Exhibit "H." Michael will convey the MICHAEL Property to EOG by executing and delivering an Assignment, in substantially the form attached hereto as Exhibit "I" and will execute and deliver the License.

        (c) Non-Foreign Affidavits. EOG shall execute and deliver to Michael a Non-Foreign Affidavit, in substantially the form attached hereto as Exhibit "J," and Michael shall execute and deliver to EOG a Non-Foreign Affidavit, in substantially the form attached hereto as Exhibit "K."





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        (d) Operatorship. EOG and Michael shall execute any necessary forms required by governmental agencies for the transfer of operatorship of the EOG Property (in those instances where EOG is the Operator) to a person or entity designated by Michael and Michael shall file same immediately following Closing.

        (e) Possession. EOG shall (subject to the terms of any applicable agreements and to the other provisions hereof) deliver to Michael exclusive possession of the EOG Property and grant the Lease to Michael, effective as of the Effective Time and Michael shall (subject to the terms of any applicable agreements and to the other provisions hereof) deliver to EOG exclusive possession of the MICHAEL Property and grant the License, effective as of the Effective Time.

        (f) Records of EOG Property. Originals (or copies with respect to the South Callaghan Ranch Lands) of all books, records and files in the possession of EOG pertaining to the EOG Property, including, without limitation, all well files, correspondence, geological and engineering information, shall be made available for delivery to Michael at EOG's offices where currently maintained, within five (5) days after the Closing. EOG shall have the right to retain copies (or originals with respect to the South Callaghan Ranch Lands) of any or all of such books, records and files and to retain canceled checks and general ledger, purchasing and other general accounting records of EOG. EOG reserves the right to later examine the records and information delivered to Michael pursuant to this subsection (f) to the extent such examination is necessary for any relevant business purpose. All information and data shall be furnished as a matter of convenience only to Michael and Michael's reliance on same shall be at Michael's sole risk.

        (g) Records of MICHAEL Property. Originals of all books, records and files in the possession of Michael pertaining to the MICHAEL Property, including, without limitation, all well files, correspondence, geological and engineering information, shall be made available for delivery to EOG at Michael's offices where currently maintained, within five (5) days after the Closing. Michael shall have the right to retain copies of any or all of such books, records and files and to retain canceled checks and general ledger, purchasing and other general accounting records of Michael. Michael reserves the right to later examine the records and information delivered to





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EOG pursuant to this subsection (g) to the extent such examination is necessary for any relevant business purpose. All information and data shall be furnished as a matter of convenience only to EOG and EOG's reliance on same shall be at EOG sole risk.

        (h) Other Documents and Actions. EOG and MICHAEL shall execute and deliver to each other the letter agreements attached hereto as Exhibits "L" and "M." In addition, EOG and Michael shall execute and deliver such other instruments and take such other actions as may be required pursuant to the terms of this Agreement.

    14. FURTHER ASSURANCES.

        After the Closing, each of the Parties shall execute, acknowledge and deliver to the other such further instruments, and take such other actions as may be reasonably necessary to carry out the provisions of this Agreement, including, without limitation, all division orders, transfer orders and all other documents necessary to fully vest in the Parties the rights, obligations and benefits acquired pursuant to this Agreement. With regard to the EOG Property, however, Michael shall assume all responsibility for notifying the purchasers of oil and gas production, and such other designated persons who may be responsible for disbursing payments for the purchase of such production, of the transfer of ownership of the EOG Property. In connection therewith, EOG shall provide Michael with a complete list of all purchasers of oil, gas and condensate production from the EOG Property no later than five (5) days prior to the Closing. Michael shall take all actions necessary to effectuate the transfer of such payments to Michael as of the Effective Time. With regard to the MICHAEL Property, however, EOG shall assume all responsibility for notifying the purchasers of oil and gas production, and such other designated persons who may be responsible for disbursing payments for the purchase of such production, of the transfer of ownership of the MICHAEL Property. EOG shall take all actions necessary to effectuate the transfer of such payments to EOG as of the Effective Time.






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     15. EFFECTIVE TIME. The grant and conveyance of the EOG Property from EOG to Michael and the conveyance of the MICHAEL Property from Michael to EOG shall be effective as of January 1, 1998, at 7:00 a.m. Central Standard Time (the "Effective Time").

     16. RESERVATIONS AND EXCEPTIONS. EOG and Michael each agree that the transfer of the EOG Property and the MICHAEL Property are both made subject to all reservations, exceptions, limitations, contracts and other burdens or instruments which are of record or of which the Parties had actual or constructive notice affecting such properties, including any matter included or referenced in the materials made available by each Party to the other.

     17. ASSUMPTION OF LIABILITIES AND INDEMNITIES FOR EOG PROPERTY. As used in this Section 17 and the subparagraphs hereunder, "claims" shall include claims, demands, causes of action, liabilities, damages, penalties and judgments of any kind or character and all costs and fees in connection therewith.

        (A) MICHAEL SHALL, (I) AT THE EFFECTIVE TIME, ASSUME, AND BE RESPONSIBLE FOR AND COMPLY WITH, ALL DUTIES AND OBLIGATIONS OF EOG, EXPRESS OR IMPLIED, WITH RESPECT TO THE EOG PROPERTY, INCLUDING, WITHOUT LIMITATION, THOSE ARISING UNDER OR BY VIRTUE OF ANY LEASE, CONTRACT, AGREEMENT, DOCUMENT, PERMIT, APPLICABLE STATUTE OR RULE, REGULATION OR ORDER OF ANY GOVERNMENTAL AUTHORITY (SPECIFICALLY INCLUDING, WITHOUT LIMITATION, ANY GOVERNMENTAL REQUEST OR REQUIREMENT TO PLUG, RE-PLUG AND/OR ABANDON ANY WELL OF WHATSOEVER TYPE, STATUS OR CLASSIFICATION, WHETHER NOW EXISTING OR HEREAFTER ARISING OR ACCRUING AND WHETHER SUCH WELLS ARE ACTIVE, INACTIVE, IDLE, OR HAVE BEEN PREVIOUSLY ABANDONED AS OF THE EFFECTIVE TIME, AND/OR TAKE ANY CLEAN-UP OR OTHER ACTION WITH RESPECT TO THE EOG PROPERTY). AND (II) DEFEND, INDEMNIFY AND HOLD EOG AND ITS PREDECESSORS IN INTEREST HARMLESS FROM ANY AND ALL CLAIMS IN CONNECTION THEREWITH, EXCEPT ANY SUCH CLAIMS ARISING DIRECTLY OR INDIRECTLY FROM, OR INCIDENT TO, EOG'S OWNERSHIP OR OPERATION OF THE EOG PROPERTY PRIOR TO THE EFFECTIVE TIME, OTHER






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THAN CLEAN-UP AND PLUGGING AND ABANDONMENT LIABILITIES ASSUMED BY MICHAEL
PURSUANT TO SUBSECTION (I).

        (B) OTHER THAN AS SET FORTH IN SUBSECTION (A)(II) ABOVE AND SECTIONS 30 AND 33 BELOW, EOG SHALL INDEMNIFY AND HOLD HARMLESS MICHAEL FROM ANY AND ALL CLAIMS TO OR BY THIRD PARTIES RELATING TO OR ARISING OUT OF EOG's OWNERSHIP OR OPERATION OF THE EOG PROPERTY PRIOR TO THE EFFECTIVE TIME. MICHAEL SHALL INDEMNIFY AND HOLD HARMLESS EOG FROM ANY AND ALL CLAIMS TO OR BY THIRD PARTIES RELATING TO OR ARISING OUT OF MICHAEL'S OWNERSHIP OR OPERATION OF THE EOG PROPERTY AFTER THE EFFECTIVE TIME. EACH INDEMNIFIED PARTY HEREUNDER AGREES THAT UPON ITS DISCOVERY OF FACTS GIVING RISE TO A CLAIM FOR INDEMNITY UNDER THE PROVISIONS OF THIS AGREEMENT, INCLUDING RECEIPT BY IT OF ANY CLAIM, JUDICIAL OR OTHERWISE, BY ANY THIRD PARTY WITH RESPECT TO ANY MATTER AS TO WHICH IT IS ENTITLED TO INDEMNITY UNDER THE PROVISIONS OF THIS AGREEMENT, IT WILL GIVE PROMPT NOTICE THEREOF IN WRITING TO THE INDEMNIFYING PARTY, TOGETHER WITH A STATEMENT OF SUCH INFORMATION RESPECTING ANY OF THE FOREGOING AS IT SHALL THEN HAVE. SUCH NOTICE SHALL INCLUDE A FORMAL DEMAND FOR INDEMNIFICATION UNDER THIS AGREEMENT. THE INDEMNIFIED PARTY SHALL AFFORD THE INDEMNIFYING PARTY A REASONABLE OPPORTUNITY TO PAY, SETTLE OR CONTEST THE CLAIM AT ITS EXPENSE.

        (C) EXCEPT AS SET FORTH IN SUBSECTION (A)(II) ABOVE AND SECTIONS 30 AND 33 BELOW, EOG SHALL (I) BE RESPONSIBLE FOR ANY AND ALL CLAIMS ARISING OUT OF THE PRODUCTION OR SALE OF HYDROCARBONS FROM THE EOG PROPERTY - OR THE PROPER ACCOUNTING OR PAYMENT TO PARTIES FOR THEIR INTERESTS THEREIN - INSOFAR AS SUCH CLAIMS RELATE TO PERIODS OF TIME PRIOR TO THE EFFECTIVE TIME, AND (II) DEFEND, INDEMNIFY AND HOLD MICHAEL HARMLESS FROM ANY AND ALL SUCH CLAIMS. MICHAEL SHALL BE RESPONSIBLE FOR ALL OF SAID TYPES OF CLAIMS INSOFAR AS THEY RELATE TO PERIODS OF TIME FROM AND AFTER THE EFFECTIVE TIME AND SHALL DEFEND, INDEMNIFY AND HOLD EOG AND ITS PREDECESSORS IN INTEREST HARMLESS THEREFROM.






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

        (D) UNLESS THIS AGREEMENT EXPRESSLY PROVIDES TO THE CONTRARY, THE INDEMNITIES SET FORTH IN THIS AGREEMENT APPLY REGARDLESS OF WHETHER: (I) THE INDEMNIFIED PARTY (OR ANY EMPLOYEE, AGENT, CONTRACTOR, SUCCESSOR OR ASSIGN OF THE INDEMNIFIED PARTY) CAUSES, IN WHOLE OR PART, AN INDEMNIFIED CLAIM; (II) AN INDEMNIFIED CLAIM ARISES OUT OF OR RESULTS FROM THE INDEMNIFIED PARTY'S (OR AN EMPLOYEE'S, AGENT'S, CONTRACTOR'S, SUCCESSOR'S OR ASSIGN'S) SOLE OR CONCURRENT NEGLIGENCE; (III) THE INDEMNIFIED PARTY (OR ANY EMPLOYEE, AGENT, CONTRACTOR, SUCCESSOR OR ASSIGN OF THE INDEMNIFIED PARTY) IS DEEMED TO BE STRICTLY LIABLE, IN WHOLE OR PART, FOR AN INDEMNIFIED CLAIM; OR (IV) ANY PART OF AN INDEMNIFIED CLAIM IS THE RESULT OF THE IMPOSITION OF PUNITIVE DAMAGES. ALL INDEMNITIES SET FORTH IN THIS AGREEMENT EXTEND TO THE OFFICERS, DIRECTORS, EMPLOYEES AND AFFILIATES OF THE PARTY INDEMNIFIED, AND COVER THE ACTS AND OMISSIONS OF THE OFFICERS, DIRECTORS, EMPLOYEES, CONTRACTORS, SUCCESSORS AND ASSIGNS OF THE INDEMNIFYING PARTY.

    18. ASSUMPTION OF LIABILITIES AND INDEMNITIES FOR MICHAEL PROPERTY. As used in this Section 18 and the subparagraphs hereunder, "claims" shall include claims, demands, causes of action, liabilities, damages, penalties and judgments of any kind or character and all costs and fees in connection therewith.

        (A) EOG SHALL, (I) AT THE EFFECTIVE TIME, ASSUME, AND BE RESPONSIBLE FOR AND COMPLY WITH, ALL DUTIES AND OBLIGATIONS OF MICHAEL, EXPRESS OR IMPLIED, WITH RESPECT TO THE MICHAEL PROPERTY, INCLUDING, WITHOUT LIMITATION, THOSE ARISING UNDER OR BY VIRTUE OF ANY LEASE, CONTRACT, AGREEMENT, DOCUMENT, PERMIT, APPLICABLE STATUTE OR RULE, REGULATION OR ORDER OF ANY GOVERNMENTAL AUTHORITY (SPECIFICALLY INCLUDING, WITHOUT LIMITATION, ANY GOVERNMENTAL REQUEST OR REQUIREMENT TO PLUG, RE-PLUG AND/OR ABANDON ANY WELL OF WHATSOEVER TYPE, STATUS OR CLASSIFICATION, WHETHER NOW EXISTING OR HEREAFTER ARISING OR ACCRUING AND WHETHER SUCH WELLS ARE ACTIVE, INACTIVE, IDLE OR

HAVE BEEN PREVIOUSLY ABANDONED AS OF THE EFFECTIVE TIME, AND/OR TAKE ANY CLEAN-UP OR OTHER ACTION WITH RESPECT TO THE MICHAEL PROPERTY), AND (II) DEFEND, INDEMNIFY AND HOLD MICHAEL HARMLESS FROM ANY AND ALL CLAIMS IN CONNECTION THEREWITH, EXCEPT ANY SUCH CLAIMS ARISING DIRECTLY OR INDIRECTLY FROM, OR INCIDENT TO, MICHAEL'S OWNERSHIP OR OPERATION OF THE MICHAEL PROPERTY PRIOR TO THE EFFECTIVE TIME, OTHER THAN CLEAN-UP AND PLUGGING AND ABANDONMENT LIABILITIES ASSUMED BY EOG PURSUANT TO SUBSECTION (I).

        (B) OTHER THAN AS SET FORTH IN SUBSECTION (A)(II) ABOVE AND SECTIONS 31 AND 34 BELOW, MICHAEL SHALL INDEMNIFY AND HOLD HARMLESS EOG FROM ANY AND ALL CLAIMS TO OR BY THIRD PARTIES RELATING TO OR ARISING OUT OF MICHAEL'S OWNERSHIP OR OPERATION OF THE MICHAEL PROPERTY PRIOR TO THE EFFECTIVE TIME. EOG SHALL INDEMNIFY AND HOLD HARMLESS MICHAEL FROM ANY AND ALL CLAIMS TO OR BY THIRD PARTIES RELATING TO OR ARISING OUT OF EOG'S OWNERSHIP OR OPERATION OF THE MICHAEL PROPERTY AFTER THE EFFECTIVE TIME. EACH INDEMNIFIED PARTY HEREUNDER AGREES THAT UPON ITS DISCOVERY OF FACTS GIVING RISE TO A CLAIM FOR INDEMNITY UNDER THE PROVISIONS OF THIS AGREEMENT, INCLUDING RECEIPT BY IT OF ANY CLAIM, JUDICIAL OR OTHERWISE, BY ANY THIRD PARTY WITH RESPECT TO ANY MATTER AS TO WHICH IT IS ENTITLED TO INDEMNITY UNDER THE PROVISIONS OF THIS AGREEMENT, IT WILL GIVE PROMPT NOTICE THEREOF IN WRITING To THE INDEMNIFYING PARTY, TOGETHER WITH A STATEMENT OF SUCH INFORMATION RESPECTING ANY OF THE FOREGOING AS IT SHALL THEN HAVE. SUCH NOTICE SHALL INCLUDE A FORMAL DEMAND FOR INDEMNIFICATION UNDER THIS AGREEMENT. THE INDEMNIFIED PARTY SHALL AFFORD THE INDEMNIFYING PARTY A REASONABLE OPPORTUNITY TO PAY, SETTLE OR CONTEST THE CLAIM AT ITS EXPENSE.

        (C) EXCEPT AS SET FORTH IN SUBSECTION (A)(II) ABOVE AND SECTIONS 31 AND 34 BELOW, MICHAEL SHALL (I) BE RESPONSIBLE FOR ANY AND ALL CLAIMS ARISING OUT OF THE PRODUCTION OR SALE OF HYDROCARBONS FROM THE MICHAEL PROPERTY -- OR THE PROPER ACCOUNTING OR PAYMENT TO PARTIES FOR THEIR INTERESTS THEREIN -- INSOFAR AS SUCH CLAIMS

RELATE TO PERIODS OF TIME PRIOR TO THE EFFECTIVE TIME, AND (II) DEFEND, INDEMNIFY AND HOLD EOG HARMLESS FROM ANY AND ALL SUCH CLAIMS. EOG SHALL BE RESPONSIBLE FOR ALL OF SAID TYPES OF CLAIMS INSOFAR AS THEY RELATE TO PERIODS OF TIME FROM AND AFTER THE EFFECTIVE TIME AND SHALL DEFEND, INDEMNIFY AND HOLD MICHAEL HARMLESS THEREFROM.

         (D) UNLESS THIS AGREEMENT EXPRESSLY PROVIDES TO THE CONTRARY, THE INDEMNITIES SET FORTH IN THIS AGREEMENT APPLY REGARDLESS OF WHETHER: (I) THE INDEMNIFIED PARTY (OR ANY EMPLOYEE, AGENT, CONTRACTOR, SUCCESSOR OR ASSIGN OF THE INDEMNIFIED PARTY) CAUSES, IN WHOLE OR PART, AN INDEMNIFIED CLAIM; (II) AN INDEMNIFIED CLAIM ARISES OUT OF OR RESULTS FROM THE INDEMNIFIED PARTY'S (OR AN EMPLOYEE'S AGENT'S, CONTRACTOR'S, SUCCESSOR'S OR ASSIGN'S) SOLE OR CONCURRENT NEGLIGENCE; (III) THE INDEMNIFIED PARTY (OR ANY EMPLOYEE, AGENT, CONTRACTOR, SUCCESSOR OR ASSIGN OF THE INDEMNIFIED PARTY) IS DEEMED TO BE STRICTLY LIABLE, IN WHOLE OR PART, FOR AN INDEMNIFIED CLAIM; OR (IV) ANY PART OF AN INDEMNIFIED CLAIM IS THE RESULT OF THE IMPOSITION OF PUNITIVE DAMAGES. ALL INDEMNITIES SET FORTH IN THIS AGREEMENT EXTEND TO THE OFFICERS, DIRECTORS, EMPLOYEES AND AFFILIATES OF THE PARTY INDEMNIFIED, AND COVER THE ACTS AND OMISSIONS OF THE OFFICERS, DIRECTORS, EMPLOYEES, CONTRACTORS, SUCCESSORS AND ASSIGNS OF THE INDEMNIFYING PARTY.

     19. CLOSING ADJUSTMENTS ON EOG PROPERTY. All ad valorem taxes, real property taxes and similar obligations ("Property Taxes") attributable to the EOG Property for the year 1998 shall be paid by Michael. All proceeds (including proceeds held in suspense or escrow) from the sale of production actually sold and delivered by EOG prior to the Effective Time and attributable to the EOG Property shall belong to EOG and all proceeds from the sale of production actually sold and delivered after the Effective Time attributable to the EOG Property shall belong to Michael. In addition, all oil, condensate or liquid hydrocarbons (collectively, "Oil") in storage above the pipeline connection have been gauged and all gas meter charts were replaced at the

Effective Time. Michael shall pay EOG for such Oil at the actual price being paid to EOG as of the Effective Time for sales of Oil from such EOG Property.

Except as otherwise specifically provided in this Agreement, all costs, expenses and obligations relating to the EOG Property which accrue prior to the Effective Time shall be paid and discharged by EOG; and all costs, expenses and obligations relating to the EOG Property which accrue after the Effective Time shall be paid and discharged by Michael.

     20. CLOSING ADJUSTMENTS ON MICHAEL PROPERTY. All Property Taxes attributable to the MICHAEL Property for the year 1998 shall be paid by EOG. All proceeds (including proceeds held in suspense or escrow) from the sale of production actually sold and delivered by Michael prior to the Effective Time and attributable to the MICHAEL Property shall belong to Michael and all proceeds from the sale of production actually sold and delivered after the Effective Time attributable to the MICHAEL Property shall belong to EOG. In addition, all Oil in storage above the pipeline connection have been gauged and all gas meter charts were replaced at the Effective Time. EOG shall pay Michael for such Oil at the actual price paid to EOG, as operator, at the Effective Time for sales of Oil from the MICHAEL Property.

Except as otherwise specifically provided in this Agreement, all costs, expenses and obligations relating to the MICHAEL Property which accrue prior to the Effective Time shall be paid and discharged by MICHAEL; and all costs, expenses and obligations relating to the MICHAEL Property which accrue after the Effective Time shall be paid and discharged by EOG.

     21. POST-CLOSING ACCOUNTING ON EOG PROPERTY. As soon as practicable after the Closing, EOG shall prepare and deliver to Michael, in accordance with this Agreement and generally accepted accounting principles, a statement (the "Intermediate Settlement Statement") setting forth for the EOG Property each adjustment or payment that was not finally determined as of the Closing in connection with the EOG Property and showing the calculation of such adjustments to the Purchase Price. As soon as practicable after receipt of the Intermediate Settlement Statement, Michael shall deliver to EOG a written report containing any changes that Michael proposes be made to such Intermediate Settlement Statement. The Parties undertake to agree with respect to such Intermediate Settlement Statement no later than 60 days after the Closing Date; such agreement constituting and to be embodied in a "Final Settlement Statement" and to establish the "Final Purchase Price," and the date upon which the Final Purchase Price is established to be the "Final Settlement Date." In the event Michael and EOG are unable to mutually agree upon the amount of the Final Settlement Statement in connection with the EOG Property, an audit shall be conducted by a mutually agreed upon accounting firm. Michael and EOG agree to be bound by the findings of such audit, insofar as the Final Settlement Statement amount is concerned, and each shall bear one half of all expenses associated with such audit. In the event that (a) the Final Purchase Price is more than the amount paid at Closing, Michael shall pay to EOG the amount of such difference, or (b) the Final Purchase Price is less than the amount paid at Closing, EOG shall pay to Michael the amount of such difference, in either event by wire transfer in immediately available funds, or, if the amount of such difference is less than $25,000, by corporate check.

In connection with the EOG Property, EOG shall be responsible for the settlement of all joint billing audits which relate to accounting periods prior to the Effective Time and Michael shall be responsible for the settlement of all joint billing audits which relate to accounting periods after the Effective Time. Any credits received by Michael after the Effective Time attributable to expenses paid prior to the Effective Time on behalf of the EOG Property shall be promptly reimbursed to EOG by Michael.

     22. POST-CLOSING ACCOUNTING ON MICHAEL PROPERTY. As soon as practicable after the Closing, EOG, as operator of the MICHAEL Property, shall prepare and deliver to Michael, in accordance with this Agreement and generally accepted accounting principles, the Intermediate Settlement Statement setting forth for the MICHAEL Property each adjustment or payment that was not finally determined as of the Closing in connection with the MICHAEL Property and showing the calculation of such adjustments to the Purchase Price. As soon as practicable after receipt of the Intermediate Settlement Statement, Michael shall deliver to EOG a written report containing any changes that Michael proposes be made to such Intermediate Settlement Statement. The Parties undertake to agree with respect to such Intermediate Settlement Statement no later thin 60 days after the Closing Date; such agreement constituting and to be embodied in a "Final Settlement Statement" and to establish the "Final Purchase Price," and the date upon which the Final Purchase Price is established to be the "Final Settlement Date." In the event EOG and Michael are unable to mutually agree upon the amount of the Final Settlement Statement in connection with the MICHAEL Property, an audit shall be conducted by a mutually agreed upon accounting firm. EOG and MICHAEL agree to be bound by the findings of such audit, insofar as the Final Settlement Statement amount is concerned, and each shall bear one half of all expenses associated with such audit. In the event that (a) the Final Purchase Price is more than the amount paid at Closing, EOG shall pay to Michael the amount of such difference, or (b) the Final Purchase Price is less than the amount paid at Closing, Michael shall pay to EOG the amount of such difference, in either event by wire transfer in immediately available funds, or, if the amount of such difference is less than $25,000, by corporate check.

In connection with the MICHAEL Property, Michael shall be responsible for the settlement of all joint billing audits which relate to accounting periods prior to the Effective Time and EOG shall be responsible for the settlement of all joint billing audits which relate to accounting periods after the Effective Time. Any credits received by EOG after the Effective Time attributable to expenses paid prior to the Effective Time on behalf of the MICHAEL Property shall be promptly reimbursed to Michael by EOG.

     23. TAXES ON EOG PROPERTY. The Purchase Price excludes any sales taxes or other taxes in connection with the sale of the EOG Property because the parties believe that this sale is exempt from sales tax. If a determination is ever made that a sales tax or other transfer tax applies, Michael shall be liable for such tax as well as any applicable conveyance, transfer and recording fees, and real estate transfer stamps or taxes imposed on any transfer of the EOG property pursuant to this Agreement. Michael shall defend and hold EOG harmless with respect to the payment of all such taxes, if any, including any interest or penalties assessed thereon.

All taxes (other than ad valorem and income taxes) which are imposed on or with respect to the production of oil, natural gas or other hydrocarbons or minerals from the EOG Property or the receipt of proceeds therefrom (including but not limited to severance, production, excise and windfall profit taxes) shall be apportioned between the Parties based upon the respective shares of production taken by the Parties. Payment or withholding of all such taxes which have accrued prior to the Effective Time and filing of all statements, returns and documents pertinent thereto shall be the responsibility of EOG. Payment or withholding of all such taxes which have accrued from and after the Effective Time and the filing of all statements, returns and documents incident thereto shall be the responsibility of Michael.

     24. TAXES ON MICHAEL PROPERTY. The Purchase Price excludes any sales taxes or other taxes in connection with the sale of the MICHAEL Property because the parties believe that this sale is exempt from sales tax. If a determination is ever made that a sales tax or other transfer tax applies, EOG shall be liable for such tax as well as any applicable conveyance, transfer and recording fees, and real estate transfer stamps or taxes imposed on any transfer of the MICHAEL Property pursuant to this Agreement. EOG shall defend and hold Michael harmless, with respect to the payment of all such taxes, if any, including any interest or penalties assessed thereon.

All taxes (other than ad valorem and income taxes) which are imposed on or with respect to the production of oil, natural gas or other hydrocarbons or minerals from the MICHAEL Property or the receipt of proceeds therefrom (including but not limited to severance, production, excise and windfall profit taxes) shall be apportioned between the Parties based upon the respective shares of production taken by the Parties. Payment or withholding of all such taxes which have accrued prior to the Effective Time and filing of all statements, returns and documents pertinent thereto shall be the responsibility of Michael. Payment or withholding of all such taxes which have accrued from and after the Effective Time and the filing of all statements, returns and documents incident thereto shall be the responsibility of EOG.

     25. FURTHER OPERATION OF EOG PROPERTY. EOG shall, as to the EOG Property it now operates, continue to operate the same until the Closing, when such operation shall be turned over to Michael: such operation from and after the Effective Time shall be conducted by EOG for and on behalf of Michael; and for any such services performed by EOG from and after the Effective Time, Michael shall pay EOG for all reasonable and necessary expenses incurred by EOG in such operation, protection or maintenance of the EOG Property, excluding overhead charges as to the EOG Property operated by EOG. Such expenses may be recovered by EOG as part of the closing, or post-closing adjustments, as appropriate.

In its operation of the EOG Property after full execution of this Agreement, EOG shall continue to exercise the standard of care of an ordinary prudent operator in the operation of the EOG Property and shall notify Michael of any material adverse change in the productive capability of any well included in the EOG Property.

     26. CASUALTY LOSS ON EOG PROPERTY. If prior to the Closing all or any portion of the EOG Property is substantially damaged or destroyed by fire or other casualty ("EOG Casualty Defect"), EOG shall notify Michael promptly after EOG learns of such event. EOG shall have the right, but not the obligation, to cure the EOG Casualty Defect by repairing such damage or, in the case of personal property or fixtures, replacing them with equivalent items, no later than Closing, all to Michael's reasonable satisfaction. If any uncured EOG Casualty Defect exists at the Closing, the Purchase Price shall be reduced by the aggregate reduction in the value of the EOG Property on account of such EOG Casualty Defect as determined by the mutual agreement of the Parties. If the Parties fail for any reason to agree prior to the Closing as to the amount of any Purchase Price adjustment on account of EOG Casualty Defects, either Party shall have the right to terminate this Agreement and the same shall be of no further force and effect. In the event the amount of such downward adjustment of the Purchase Price exceeds twenty percent (20%) of the Purchase Price, then EOG or Michael may, upon written notice to the other Party, cancel this Agreement and the same shall be of no further force and effect.

     27. CASUALTY LOSS ON MICHAEL PROPERTY. If prior to the Closing all or any portion of the MICHAEL Property is substantially damaged or destroyed by fire or other casualty ("MICHAEL Casualty Defect"), Michael shall notify EOG promptly after Michael learns of such event. MICHAEL shall have the right, but not the obligation, to cure the MICHAEL Casualty Defect by repairing such damage or, in the case of personal property or fixtures, replacing them with equivalent items, no later than Closing, all, to EOG's reasonable satisfaction. If any uncured MICHAEL Casualty Defect exists at the Closing, the Purchase Price shall be increased by the aggregate reduction in the value of the MICHAEL Property on account of such MICHAEL Casualty Defect as determined by the mutual agreement of the Parties. If the Parties fail for any reason to agree prior to the Closing as to the amount of any Purchase Price adjustment on account of MICHAEL Casualty Defects, either Party shall have the right to terminate this Agreement and the same shall be of no further force and effect.

     28. BROKER'S FEE. EOG represents and warrants to Michael that EOG has incurred no liability, contingent or otherwise, for broker's or finder's fees in respect of this Agreement or the transactions contemplated hereby for which Michael shall have any responsibility whatsoever; and Michael represents and warrants to EOG that Michael has incurred no liability, contingent or otherwise, for broker's or finder's fees in respect of this Agreement or the transactions contemplated hereby for which EOG shall have any responsibility whatsoever.

     29. NOTICES. All communications required or permitted under this Agreement shall be in writing and any communication or delivery hereunder shall be deemed to have been fully made if actually delivered, or if mailed by registered or certified mail, postage prepaid, or if sent by telecopy to the address as set forth below:

         EOG                             MICHAEL
         ---                             -------
         Enron Oil & Gas Company         Michael Petroleum Corporation
         539 North Carancahua            13101 Northwest Freeway
         Suite 1000                      Suite 320
         Corpus Christi, Texas 78401     Houston, Texas 77040
         Attn: Donald D. Davis           Attn. Glenn D. Hart
         Telecopy: (512) 902-2814        Telecopy: (713) 895-0320

     30. DISCLAIMERS/ACKNOWLEDGMENTS REGARDING EOG PROPERTY.

         (a) NO WARRANTY, EXPRESS OR IMPLIED. CONVEYANCE OF THE EOG PROPERTY SHALL BE WITHOUT WARRANTY OF TITLE OF ANY KIND, EXPRESS OR IMPLIED, EXCEPT BY, THROUGH OR UNDER EOG, BUT NOT OTHERWISE. CONVEYANCE OF THE EOG PROPERTY SHALL BE WITHOUT WARRANTY WHATSOEVER, EXPRESS, STATUTORY, OR IMPLIED, AS TO DESCRIPTION, PHYSICAL CONDITION OF THE EOG PROPERTY (INCLUDING, WITHOUT LIMITATION, THE ENVIRONMENTAL CONDITION OF THE EOG PROPERTY), QUALITY, VALUE, FITNESS FOR PURPOSE, MERCHANTABILITY OR OTHERWISE. Michael shall satisfy itself, prior to the Closing, as to the type, condition, quality and extent of the property and property interests which comprise the EOG Property they are receiving pursuant to this Agreement and under this sale and exchange. Michael shall have the right of full substitution and subrogation to any and all rights and actions of which EOG has or may have against any and all preceding owners or vendors of the EOG Property other than Affiliates of EOG.

         (b) Acknowledgments of Michael at Closing. By closing on the transaction provided for in this Agreement, Michael shall be deemed to have acknowledged and does hereby acknowledge and admit that: (i) Michael his been given the opportunity to adequately inspect the EOG Property for all purposes prior to Closing; (ii) Michael is aware that the EOG Property has been used for the exploration, development, production, treating and transporting of oil, gas and other hydrocarbon products and that physical changes may have occurred as a result of such use and that EOG has disclosed, and Michael is further aware, that there exists the possibility that there could exist on the EOG Property as a result of such use or uses one or more detrimental environmental conditions, or that there could have occurred from such use or uses one or more releases of hazardous substances (as defined in CERCLA or RCRA) or releases of chemical substances into, or other pollution or contamination of or into, the ambient air, surface water, ground water, or land surface and subsurface strata of any real property included in the EOG Property and of contiguous, or a series of contiguous, real properties not associated with the EOG Property; (iii) Michael has entered into this Agreement on the basis of its own investigation of the physical condition of the EOG Property and the land related thereto (including the environmental condition of the EOG Property); and (iv) MICHAEL, WITH FULL KNOWLEDGE OF THE FOREGOING AND AFTER CONDUCTING THE ABOVE DESCRIBED INVESTIGATION AND EVALUATION, IS ACQUIRING THE EOG PROPERTY ON A "WHERE IS" AND "AS IS" BASIS; AND MICHAEL, BY ACQUIRING THE EOG PROPERTY ON A "WHERE IS" AND "AS IS" BASIS WAIVES ANY CLAMS OR OTHER RIGHTS OF INDEMNIFICATION, CONTRIBUTION OR RECOURSE IT MAY HAVE AGAINST OR FROM EOG WITH RESPECT TO THE CONDITION OF THE EOG PROPERTY, INCLUDING, WITHOUT LIMITATION, THE ENVIRONMENTAL CONDITION OF THE EOG PROPERTY AND DAMAGE TO NATURAL RESOURCES ASSOCIATED WITH THE EOG PROPERTY (INCLUDING ANY LIABILITY UNDER CERCLA OR OTHER ENVIRONMENTAL LAWS), WHETHER CONTRACT, TORT OR STATUTORY IN NATURE, REGARDLESS OF THE NEGLIGENCE, FAULT OR STRICT (STATUTORY) LIABILITY OF EOG.

     31. DISCLAIMERS/ACKNOWLEDGMENTS REGARDING MICHAEL PROPERTY. (a) NO WARRANTY, EXPRESS OR IMPLIED. CONVEYANCE OF THE MICHAEL PROPERTY SHALL BE WITHOUT WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, EXCEPT BY, THROUGH OR UNDER MICHAEL, BUT NOT OTHERWISE. CONVEYANCE OF THE MICHAEL

PROPERTY SHALL HE WITHOUT WARRANTY WHATSOEVER, EXPRESS, STATUTORY, OR IMPLIED AS TO DESCRIPTION, PHYSICAL CONDITION OF THE MICHAEL PROPERTY (INCLUDING, WITHOUT LIMITATION, THE ENVIRONMENTAL CONDITION OF THE MICHAEL PROPERTY), QUALITY, VALUE, FITNESS FOR PURPOSE, MERCHANTABILITY, OR OTHERWISE. EOG shall satisfy itself, prior to the Closing, as to the type, condition, quality and extent of the property and property interests which comprise the MICHAEL Property it is receiving pursuant to this Agreement and under this sale and exchange. EOG shall have the right of full substitution and subrogation to any and all rights and actions of which Michael has or may have against any and all preceding owners or vendors of the MICHAEL Property other than Affiliates of Michael.

        (b) Acknowledgments of EOG at Closing. By closing on the transaction provided for in this Agreement, EOG shall be deemed to have acknowledged and does acknowledge and admit that: (i) EOG has been given the opportunity to adequately inspect the MICHAEL Property for all purposes prior to Closing; (ii) EOG is aware that the MICHAEL Property has been used for the exploration, development, production, treating and transporting of oil, gas and other hydrocarbon products and that physical changes may have occurred as a result of such use and that Michael has disclosed, and EOG is further aware, that there exists the possibility that there could exist on the MICHAEL Property as a result of such use or uses one or more detrimental environmental conditions, or that there could have occurred from such use or uses one or more releases of hazardous substances (as defined in CERCLA or RCRA) or releases of chemical substances into, or other pollution or contamination of or into, the ambient air, surface water, ground water, or land surface and subsurface strata of any real property included in the MICHAEL Property and of contiguous, or a series of contiguous, real properties not associated with the MICHAEL Property; (iii) EOG has entered into this Agreement on the basis of its own investigation of the physical condition of the MICHAEL Property and the land related thereto (including the environmental condition of the MICHAEL Property); and (iv) EOG, WITH FULL KNOWLEDGE OF THE FOREGOING AND AFTER CONDUCTING THE ABOVE DESCRIBED INVESTIGATION AND EVALUATION, IS ACQUIRING THE MICHAEL PROPERTY ON A "WHERE IS" AND "AS IS" BASIS; AND EOG, BY ACQUIRING THE MICHAEL PROPERTY ON A "WHERE IS" AND

"AS IS" BASIS WAIVES ANY CLAIMS OR OTHER RIGHTS OF INDEMNIFICATION, CONTRIBUTION OR RECOURSE IT MAY HAVE AGAINST OR FROM MICHAEL WITH RESPECT TO THE CONDITION OF THE MICHAEL PROPERTY, INCLUDING, WITHOUT LIMITATION, THE ENVIRONMENTAL CONDITION OF THE MICHAEL PROPERTY AND DAMAGE TO NATURAL RESOURCES ASSOCIATED WITH THE MICHAEL PROPERTY (INCLUDING ANY LIABILITY UNDER CERCLA OR OTHER ENVIRONMENTAL
LAWS), WHETHER CONTRACT, TORT OR STATUTORY IN NATURE, REGARDLESS OF THE NEGLIGENCE, FAULT OR STRICT (STATUTORY) LIABILITY OF MICHAEL.

     32. INDEPENDENT EVALUATION. Michael and EOG have made an independent evaluation of the EOG Property and the MICHAEL Property, respectively, and acknowledge that the other Party has made no statements or representations concerning the present or future value of the anticipated income, costs, or profits, if any, to be derived from such property, the physical or environmental condition of such property, the quantity and quality of any oil and gas or other minerals that may be produced from such property, or any other matter with respect to such property and THAT, NEITHER EOG NOR MICHAEL IMPLIEDLY OR EXPRESSLY WARRANTS DESCRIPTION, TITLE, VALUE, QUALITY, PHYSICAL CONDITION OF SUCH PROPERTY (INCLUDING, WITHOUT LIMITATION, THE ENVIRONMENTAL CONDITION OF SUCH PROPERTY), MERCHANTABILITY, OR FITNESS FOR PURPOSE OF ANY OF SUCH PROPERTIES OR THE WELLS, EQUIPMENT, PIPELINE FACILITIES, OR OTHER PROPERTY LOCATED THEREON OR USED IN CONNECTION THEREWITH. Michael and EOG further acknowledge that, in entering into this Agreement, they have relied solely upon their independent examination of the EOG Property and the MICHAEL Property, respectively, and public records relating to such property and its independent estimates, computations, evaluations, reports and studies based thereon and has not relied on any representation or statement made by the other Party. All information and data furnished to the other Party is believed by EOG and Michael to be accurate and correct to the best of its knowledge without investigation, however, NEITHER PARTY MAKES ANY WARRANTY OR REPRESENTATION AS TO THE ACCURACY, COMPLETENESS OR CORRECTNESS OF ANY INFORMATION FURNISHED TO THE OTHER PARTY. ANY RELIANCE THE OTHER PARTY MAKES ON

SUCH INFORMATION IS AT SUCH PARTY'S SOLE RISK AND THE DISCLOSING PARTY SHALL HAVE NO LIABILITY WHATSOEVER TO THE OTHER PARTY IN CONNECTION THEREWITH.

     33. ENVIRONMENTAL ASSESSMENT AND INDEMNIFICATION - EOG PROPERTY. (a) "EOG Adverse Environmental Conditions" shall mean any individual contamination or condition that would require $50,000 or more of out-of-pocket costs and expenses to remedy and that is not otherwise permanently authorized by permit or law, resulting from any discharge, release, disposal, production, storage, treatment, or any other activities on, in or from the EOG Property, or the migration or transportation from other lands to the EOG Property, prior to the Closing Date, of any wastes, pollutants, contaminants, hazardous materials or other materials or substances that are subject to regulation under any laws, rules or regulations relating to the protection of health or the environment, including, without limitation, the Clean Air Act, the Comprehensive Environmental
Response, Compensation and Liability Act of 1980, the Federal Water Pollution Control Act, the Safe Drinking Water Act, the Toxic Substance Control Act, the Hazardous and Solid Waste Amendments Act of 1984, the Superfund Amendments and Reauthorization Act of 1986, the Hazardous Materials Transportation Act, the Clean Water Act, the National Environmental Policy Act, the Endangered Species Act, the Fish and Wildlife Coordination Act, the National Historic Preservation Act and the Oil Pollution Act of 1990, as well as any state and local regulation or law governing the same, similar or related matters, all as may have been or be amended from time to time (collectively, "Environmental Laws"). The term "EOG Adverse Environmental Conditions" shall include any such individual contamination or condition of the EOG Property that would require $50,000 or more of out-of-pocket costs and expenses to remedy that is temporarily authorized by permit, fee agreement or other arrangement.

        (b) Michael shall advise EOG promptly of any EOG Adverse Environmental Condition discovered after the date hereof as a result of its investigation of the EOG Property and the estimated costs for remediating such conditions which are located on the EOG Property. Michael shall provide such information regarding such EOG Adverse Environmental Conditions as EOG may reasonably request. If EOG receives notice from Michael prior to Closing of any

EOG Adverse Environmental Condition, (i) EOG shall have the right (A) to agree to remedy the EOG Adverse Environmental Condition to Michael's reasonable satisfaction, all at EOG's sole cost and expense, in which case there shall be no adjustment to the Purchase Price in respect of such EOG Adverse Environmental Condition, or (B) if the Parties have agreed upon an adjustment to the Purchase Price in respect of such EOG Adverse Environmental Condition, to reduce the Purchase Price by the amount of such adjustment, in which event EOG shall have no obligation or liability in respect of such EOG Adverse Environmental Condition, and (ii) if the reasonable cost of remedying the EOG Adverse Environmental Condition exceeds 3% of the Purchase Price, EOG shall have the right to terminate this Agreement. If EOG receives notice from Michael of any EOG Adverse Environmental Condition after Closing but on or before one hundred and eighty (180) days following the Closing Date, EOG shall remedy the EOG Adverse Environmental Condition to Michael's reasonable satisfaction, all at EOG's sole cost and expense. EOG shall have no liability or obligation to Michael under this Section 33(b) for any EOG Adverse Environmental Condition for which EOG did not receive timely written notice of such condition on or before one hundred and eighty (180) days following the Closing Date. If EOG elects or is obligated to remedy an EOG Adverse Environmental Condition hereunder, EOG agrees that it will exercise all reasonable efforts and diligence to complete any required remediation within six (6) months, but any failure to complete such effort by such time shall not relieve EOG of its duty to fully and completely satisfy its obligation hereunder. Michael shall grant EOG and its representatives such access to the EOG Property as may be reasonably necessary provided such access does not interfere with Michael's operations. EOG shall indemnify, defend and hold Michael harmless from and against any and all claims for personal injuries, death or property damage arising from EOG's remediation activities hereunder, including, without limitation, any claims by EOG's employees, representatives or agents. Notwithstanding the foregoing, if EOG elects to remedy an EOG Adverse Environmental Condition and the Parties agree in writing on the cost of such remediation, Michael shall have the right to remedy the EOG Adverse Environmental Condition by giving written notice to EOG within 10 days after the Parties agree on the cost of the remediation, in which event Michael shall have assumed EOG's obligation to remedy the EOG Adverse Environmental Condition, and EOG shall reimburse Michael for all costs and expenses incurred by Michael in effecting such remediation, but not to exceed the agreed upon cost of such remediation.

         (c) Except for any costs or expenses incurred by EOG in discharging any remediation obligations under Section 33(b) or for which Michael is entitled to reimbursement under the last sentence of Section 33(b), if the Closing hereunder occurs, Michael shall indemnify, defend and hold EOG harmless from and against any and all claims, demands, causes of action, liabilities and obligations, and all costs and expenses (including, without limitation, reasonable attorneys' fees) associated therewith (collectively, "Claims"), arising out of or relating to any discharge, release, disposal, production, storage, treatment or any activities on, in or from the EOG Property, or the migration or transportation from any other lands to the EOG Property, whether before or after the Effective Time, of materials or substances that are presently, or become in the future, subject to regulation under Environmental Laws, whether such Environmental Laws are presently existing or are hereafter enacted, INCLUDING, WITHOUT LIMITATION, ANY SUCH CLAIMS ARISING IN WHOLE OR IN PART FROM THE SOLE OR CONCURRENT NEGLIGENCE OR GROSS NEGLIGENCE OF EOG. The foregoing indemnity shall not be applicable to Claims arising out of or relating to activities on the South Callaghan Ranch Lands after the date such lands have reverted back to EOG pursuant to the South Callaghan Ranch Lease.

     34. ENVIRONMENTAL ASSESSMENT AND INDEMNIFICATION - MICHAEL PROPERTY. (a) "MICHAEL Adverse Environmental Conditions" shall mean any individual contamination or condition that would require $50,000 or more of out-of-pocket costs and expenses to remedy and that is not otherwise permanently authorized by permit or law, resulting from any discharge, release, disposal, production, storage, treatment, or any other activities on, in or from the MICHAEL Property, or the migration or transportation from other lands to the MICHAEL Property, prior to the Closing Date, of any wastes, pollutants, contaminants, hazardous materials or other materials or substances that are subject to regulation under

Environmental Laws. The term "MICHAEL Adverse Environmental Conditions" shall include any such individual contamination or condition of the MICHAEL Property that would require $50,000 or more of out-of-pocket costs and expenses to remedy that is temporarily authorized by permit, fee agreement or other arrangement.

        (b) EOG shall advise Michael promptly of any MICHAEL Adverse Environmental Condition discovered after the date hereof as a result of its investigation of the MICHAEL Property and the estimated costs for remediating such conditions which are located on the MICHAEL Property. EOG shall provide such information regarding such MICHAEL Adverse Environmental Conditions as Michael may reasonably request. If Michael receives notice from EOG prior to Closing of any MICHAEL Adverse Environmental Condition, (i) Michael shall have the right (A) to agree to remedy the MICHAEL Adverse Environmental Condition to EOG's reasonable satisfaction, all at Michael's sole cost and expense, in which case there shall be no adjustment to the Purchase Price in respect of such MICHAEL Adverse Environmental Condition, or (B) if the Parties have agreed upon an adjustment to the Purchase Price in respect of such Michael Adverse Environmental Condition, to reduce the Purchase Price by the amount of such adjustment, in which event Michael shall have no obligation or liability in respect of such MICHAEL Adverse Environmental Condition, and (ii) if the reasonable cost of remedying the MICHAEL Adverse Environmental Condition exceeds 3% of the Purchase Price, Michael shall have the right to terminate this Agreement. If Michael receives notice from EOG of any MICHAEL Adverse Environmental Condition after Closing but on or before one hundred and eighty
(180) days following the Closing Date, Michael shall remedy the MICHAEL Adverse Environmental Condition to EOG's reasonable satisfaction, all at Michael's sole cost and expense. Michael shall have no liability or obligation to EOG under this Section 34(b) for any MICHAEL Adverse Environmental Condition for which Michael did not receive timely written notice of such condition on or before one hundred and eighty (180) days following the Closing Date. If Michael elects or is obligated to remedy a MICHAEL Adverse Environmental Condition hereunder, Michael agrees that it will exercise all reasonable efforts and diligence to complete any required remediation within six (6) months, but any failure to complete such effort by such time shall not relieve Michael of their duty to fully and completely satisfy their obligation hereunder. EOG shall grant Michael and its representatives such access to the MICHAEL Property as may be reasonably necessary provided such access does not interfere with EOG's operations. Michael shall indemnify, defend and hold EOG harmless from and against any and all claims for personal injuries, death or property damage arising from Michael's remediation activities hereunder, including, without limitation, any claims by Michael's employees, representatives or agents. Notwithstanding the foregoing, if Michael elects to remedy a MICHAEL Adverse Environmental Condition and the Parties agree in writing on the cost of such remediation, EOG shall have the right to remedy the MICHAEL Adverse Environmental Condition by giving written notice to Michael within 10 days after the Parties agree on the cost of the remediation, in which event EOG shall have assumed Michael's obligation to remedy the MICHAEL Adverse Environmental Condition, and Michael shall reimburse EOG for all costs and expenses incurred by EOG in effecting such remediation, but not to exceed the agreed upon cost of such remediation.

        (c) Except for any costs or expenses incurred by Michael in discharging any remediation obligations under Section 34(b) or for which EOG is entitled to reimbursement under the last sentence of Section 34(b), if the Closing hereunder occurs, EOG shall indemnify, defend and hold Michael harmless from and against any and all claims, demands, causes of action, liabilities and obligations, and all costs and expenses (including, without limitation, reasonable attorneys' fees) associated therewith, arising out of or relating to any discharge, release, disposal, production, storage, treatment or any activities on, in or from the MICHAEL Property, or the migration or transportation from any other lands to the MICHAEL Property, whether before or after the Effective Time, of materials or substances that are presently, or become in the future, subject to regulation under Environmental Laws, whether such Environmental Laws are presently existing or are hereafter enacted, INCLUDING, WITHOUT LIMITATION, ANY CLAIMS, DEMANDS, CAUSES OF ACTION, LIABILITIES OR OBLIGATIONS ARISING IN WHOLE OR IN PART FROM THE SOLE OR CONCURRENT NEGLIGENCE OR GROSS NEGLIGENCE OF MICHAEL.

     35. PRESS RELEASE. There shall be no press release or public communication concerning this purchase and sale by either Party except with the written consent of the Party not originating said release or communication, with the exception being those reports reasonably required by applicable state or federal law or regulations.

     36. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject hereof and shall supersede any Prior agreement between the parties, whether written or oral, relating to the subject hereof, including, without limitation, the Offer Letter Agreement dated December 29, 1997, from EOG and accepted and agreed to by Michael on January 5, 1998. This Agreement May be supplemented, altered, amended, modified or revoked by writing only, signed by both parties.

     37. SURVIVAL. The representations, warranties and agreements contained in this Agreement and in any certificate or other instrument delivered by or on behalf of either Party pursuant to this Agreement shall survive the Closing and shall be unaffected by any investigation made by the other Party.

     38. HEADINGS. The headings are for guidance only and shall have no significance in the interpretations of this Agreement.

     39. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS Of THE STATE OF TEXAS. THE PARTIES AGREE THAT ANY LITIGATION RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT MUST BE BROUGHT BEFORE AND DETERMINED BY A COURT OF COMPETENT JURISDICTION WITHIN THE STATE OF TEXAS.

     40. DISPUTE RESOLUTION. (a) EOG AND MICHAEL SHALL ATTEMPT IN GOOD FAITH TO RESOLVE ANY CONTROVERSY OR DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT PROMPTLY

BY NEGOTIATIONS BETWEEN THEMSELVES. THE NEGOTIATION PROCESS MAY BE STARTED BY THE GIVING OF WRITTEN NOTICE BY EITHER PARTY TO THE OTHER PARTY IN ACCORDANCE WITH THE TERMS OF SECTION 29 HEREOF. IN THE EVENT THAT EITHER PARTY DESIRES THE INVOLVEMENT OF A MEDIATOR TO FACILITATE THE NEGOTIATIONS, THEN IT SHALL GIVE WRITTEN NOTICE THEREOF, AND THE PARTIES AGREE, ADDITIONALLY, TO NEGOTIATE IN GOOD FAITH TO SELECT AN INDEPENDENT MEDIATOR TO FACILITATE THE NEGOTIATIONS AND TO CONDUCT UP TO EIGHT CONSECUTIVE HOURS OF NON-BINDING MEDIATED NEGOTIATIONS IN HOUSTON, TEXAS WITHIN 30 DAYS AFTER THE NOTICE REQUESTING INVOLVEMENT OF A MEDIATOR IS FIRST SENT. IF, WITHIN 10 DAYS AFTER THE NOTICE REQUESTING A MEDIATOR, THE PARTIES ARE NOT ABLE TO AGREE UPON A MEDIATOR, THEN EITHER PARTY MAY SEEK THE APPOINTMENT OF A MEDIATOR UNDER SUB-PARAGRAPH 40(d).

        (b) NO ARBITRATION MAY BE COMMENCED BY EITHER PARTY UNLESS AND UNTIL A GOOD FAITH EFFORT HAS BEEN MADE TO CONDUCT NEGOTIATIONS AND, IF REQUESTED BY A PARTY, A MEDIATION IN COMPLIANCE WITH THE FOREGOING PARAGRAPH. IF A CONTROVERSY OR DISPUTE IS NOT RESOLVED AFTER GOOD FAITH EFFORTS TO CONDUCT THE NEGOTIATION AND MEDIATION PROCESS DESCRIBED ABOVE, THEN, UPON NOTICE BY EITHER PARTY TO THE OTHER PARTY (AN "ARBITRATION NOTICE"), THE CONTROVERSY OR DISPUTE SHALL BE SUBMITTED TO FINAL, BINDING ARBITRATION UNDER THE FOLLOWING PROVISIONS.

        (c) AN ARBITRATION NOTICE SHALL DESCRIBE THE CONTROVERSY OR DISPUTE TO BE SUBMITTED TO ARBITRATION AND SHALL NAME ONE ARBITRATOR. WITHIN THIRTY (30) DAYS AFTER THE RECEIPT OF SUCH NOTICE, THE OTHER PARTY SHALL BY WRITTEN RESPONSE DESCRIBE ANY ADDITIONAL CONTROVERSY OR DISPUTE TO BE SUBMITTED AND SHALL NAME A SECOND ARBITRATOR. IF SUCH PARTY FAILS TO TIMELY NAME A SECOND ARBITRATOR, THE PARTY FIRST GIVING THE ARBITRATION NOTICE MAY BY FURTHER WRITTEN NOTICE NAME THE SECOND. THE TWO ARBITRATORS SO APPOINTED SHALL NAME A THIRD ARBITRATOR, WHO SHALL BE INDEPENDENT AND IMPARTIAL AND WHO, LIKE THE TWO ARBITRATORS SO APPOINTED, SHALL BE QUALIFIED, BY KNOWLEDGE AND EXPERIENCE (WITH EACH HAVING A MINIMUM OF 10 YEARS OIL AND GAS EXPERIENCE), TO DETERMINE THE CONTROVERSY OR DISPUTE SUBMITTED. IF THE TWO APPOINTED ARBITRATORS FAIL TO TIMELY NAME A THIRD ARBITRATOR, THEN EITHER PARTY MAY SEEK THE APPOINTMENT OF A THIRD UNDER SUB-PARAGRAPH 40(d).

        (d) IF THE PARTIES ARE UNABLE TO AGREE UPON A MEDIATOR OR THE PARTIES' APPOINTED ARBITRATORS ARE UNABLE TO SELECT A THIRD ARBITRATOR, THEN EITHER PARTY MAY SEEK THE APPOINTMENT OF A MEDIATOR OR A THIRD ARBITRATOR AS FOLLOWS. EITHER PARTY MAY REQUEST THE JUDGE OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS, HOUSTON DIVISION, HAVING GREATEST TENURE BUT NOT ON SENIOR STATUS TO APPOINT A MEDIATOR OR THIRD ARBITRATOR, WHO SHALL BE INDEPENDENT AND IMPARTIAL AND QUALIFIED TO DETERMINE THE MATTERS SUBMITTED IN THAT JUDGE'S SOLE OPINION. IF THAT JUDGE FAILS, WITHIN THIRTY (30) DAYS OF SUBMISSION OF THE REQUEST, TO APPOINT A MEDIATOR OR THIRD ARBITRATOR, THEN EITHER PARTY MAY MAKE THE SAME REQUEST TO THE JUDGE OF THAT COURT WITH THE NEXT GREATEST TENURE, AND SO ON, UNTIL THE MEDIATOR IS APPOINTED AND THE PANEL OF ARBITRATORS IS CONSTITUTED. IF, PRIOR TO RENDERING A DECISION, AN ARBITRATOR RESIGNS OR BECOMES UNABLE TO SERVE, HE SHALL BE REPLACED AS FOLLOWS. IF HE WAS ONE OF THE TWO ARBITRATORS APPOINTED BY THE PARTIES, THE PARTY THAT NAMED HIM SHALL NAME HIS REPLACEMENT; PROVIDED, HOWEVER, THAT IF HIS REPLACEMENT IS NOT NAMED WITHIN FIFTEEN (15) DAYS, THE OTHER PARTY SHALL NAME HIS REPLACEMENT. IF HE WAS THE THIRD ARBITRATOR SELECTED BY THE TWO ARBITRATORS NAMED BY THE PARTIES, THOSE
TWO ARBITRATORS SHALL NAME HIS REPLACEMENT; PROVIDED, HOWEVER, THAT IF THEY FAIL TO AGREE ON HIS REPLACEMENT WITHIN FIFTEEN (15) DAYS, EITHER PARTY MAY FOLLOW THE PROCEDURE SPECIFIED IN THIS SUBPARAGRAPH (D).

        (e) THE ARBITRATION SHALL OCCUR IN HOUSTON, TEXAS AND SHALL BE CONDUCTED IN ACCORDANCE WITH THE AMERICAN ARBITRATION ASSOCIATION'S COMMERCIAL ARBITRATION RULES IN EFFECT AT THE TIME OF THE ARBITRATION NOTICE (THE "RULES"). THE PARTIES AGREE THAT THEY WILL FAITHFULLY OBSERVE THIS AGREEMENT AND THE RULES AND THAT THEY WILL ABIDE BY AND PERFORM ANY FINAL AWARD RENDERED BY THE ARBITRATORS. ADDITIONALLY, THE ARBITRATION SHALL BE CONDUCTED IN A MANNER CONSISTENT WITH THE FEDERAL ARBITRATION ACT, 9 U.S.C. SECTION 1 ET SEQ. (THE "FAA") OR CONSISTENT WITH THE SAME PRINCIPLES ENUNCIATED IN THE FAA IN THE EVENT IT MAY NOT BE TECHNICALLY APPLICABLE; PROVIDED, HOWEVER, THAT RULES ESTABLISHED UNDER THE FAA THAT THE PARTIES CANNOT ELECT AS APPLICABLE IF THE FAA IS NOT TECHNICALLY APPLICABLE, SUCH AS PROCEDURAL RULES CONCERNING ENFORCEMENT OF AWARDS, ACCESS TO THE COURTS, PROCEDURES FOR REVIEW, AND

MATTERS CONCERNING SUBJECT MATTER JURISDICTION, SHALL NOT BE BINDING IF THE FAA IS NOT TECHNICALLY APPLICABLE. THE CONTROVERSY OR DISPUTE SUBMITTED SHALL BE RESOLVED BY THE DECISION OF A MAJORITY OF THE PANEL OF ARBITRATORS. THE AWARD OR JUDGMENT OF THE PANEL SHALL BE FINAL AND BINDING ON THE PARTIES AND JUDGMENT UPON THE AWARD OR JUDGMENT OF THE PANEL MAY BE ENTERED AND ENFORCED IN ANY COURT HAVING JURISDICTION. NO LITIGATION OR OTHER JUDICIAL PROCEEDING MAY EVER BE INITIATED AT ANY TIME IN ANY COURT FOR THE PURPOSE OF ADJUDICATING, INTERPRETING, OR ENFORCING THE RIGHTS OR OBLIGATIONS OF THE PARTIES TO THIS AGREEMENT, OR TO DETERMINE THE VALIDITY OF OR ADJUDICATE A CLAIM OF BREACH OF THIS AGREEMENT; PROVIDED, HOWEVER, THAT THIS PROHIBITION SHALL NOT APPLY TO LITIGATION OR OTHER JUDICIAL PROCEEDINGS UNDERTAKEN TO SEEK ENFORCEMENT OF THE PARTIES' AGREEMENT TO ARBITRATE OR TO ENFORCE ANY ARBITRATION AWARD OR SEEK REVIEW OF ANY ARBITRATION AWARD. REVIEW OF SUCH ARBITRATION AWARD SHALL BE PERMITTED ONLY ON GROUNDS THAT (I) THE AWARD WAS PROCURED BY CORRUPTION, FRAUD, OR UNDUE MEANS; (II) THERE WAS EVIDENT PARTIALITY OR CORRUPTION IN THE THIRD APPOINTED ARBITRATOR; (III) THE PANEL WAS GUILTY OF MISCONDUCT IN REFUSING TO HEAR EVIDENCE PERTINENT AND MATERIAL TO THE CONTROVERSY; (IV) THE PANEL EXCEEDED THEIR POWERS; OR (V) THERE WAS NO AGREEMENT TO ARBITRATE THE MATTER SUBMITTED AND RULED UPON AND THE PARTY AFFECTED DID NOT PARTICIPATE IN THE ARBITRATION HEARING WITHOUT RAISING THE OBJECTION. THE PARTIES' EXPRESSLY AGREE THAT AN AWARD SHALL IN NO OTHER RESPECT BE APPEALABLE OR SUBJECT TO REVIEW. IF EITHER PARTY BECOMES THE SUBJECT OF A BANKRUPTCY, RECEIVERSHIP OR OTHER SIMILAR PROCEEDING UNDER THE LAWS OF THE UNITED STATES OF AMERICA, ANY STATE OR COMMONWEALTH OR ANY OTHER NATION OR POLITICAL SUBDIVISION THEREOF, THEN, TO THE EXTENT PERMITTED OR NOT PROHIBITED BY APPLICABLE LAW, ANY FACTUAL OR SUBSTANTIVE LEGAL ISSUES ARISING IN OR DURING THE PENDENCY OF ANY SUCH PROCEEDING SHALL BE SUBJECT TO ALL OF THE FOREGOING MEDIATION AND ARBITRATION PROVISIONS AND SHALL BE RESOLVED, TO THE EXTENT PERMITTED, IN ACCORDANCE THEREWITH. THE AGREEMENTS CONTAINED HEREIN HAVE BEEN GIVEN FOR VALUABLE CONSIDERATION, ARE COUPLED WITH AN INTEREST AND ARE NOT INTENDED TO BE EXECUTORY CONTRACTS. THE FEES AND EXPENSES OF THE MEDIATOR WILL BE SHARED EQUALLY BY THE PARTIES AND THE FEES AND EXPENSES OF THE THIRD ARBITRATOR WILL BE SHARED BY THE PARTIES ON A BASIS DETERMINED TO BE FAIR AND EQUITABLE BY THE PANEL, TAKING INTO ACCOUNT THE RELATIVE FAULT

OF EACH PARTY, THE RELATIVE CREDIBILITY AND MERIT OF ALL CLAIMS AND DEFENSES MADE BY EACH PARTY AND THE COOPERATION, SPEED AND EFFICIENCY OF EACH PARTY IN CONDUCTING THE ARBITRATION PROCEEDINGS AND COMPLYING WITH THE RULES AND WITH THE ORDERS AND REQUESTS OF THE PANEL.

         (f) WITHIN 10 DAYS AFTER THE SELECTION OF THE THIRD ARBITRATOR, THE PARTIES AND THEIR COUNSEL WILL APPEAR BEFORE THE PANEL AT A PLACE AND TIME IN HOUSTON, TEXAS AS MAY BE DESIGNATED BY THE PANEL FOR THE PURPOSE OF EACH PARTY MAKING A ONE HOUR OR LESS PRESENTATION AND SUMMARY OF THE CASE. THEREAFTER, THE PANEL WILL SET DATES AND TIMES FOR ADDITIONAL HEARINGS UNTIL THE PROCEEDING IS CONCLUDED. THE DESIRE AND GOAL OF THE PARTIES IS, AND THE PANEL WILL BE ADVISED THAT THEIR GOAL SHOULD BE, TO CONDUCT AND CONCLUDE THE ARBITRATION PROCEEDING AS EXPEDITIOUSLY AS POSSIBLE. IF ANY PARTY OR HIS COUNSEL FAILS, WITHOUT GOOD CAUSE, TO APPEAR AT ANY HEARING, THE PANEL SHALL BE ENTITLED TO REACH A
DECISION BASED ON THE EVIDENCE WHICH HAS BEEN PRESENTED TO HIM BY THE OTHER PARTY WHO DID APPEAR.

         (g) ANY ARBITRAL AWARD MAY BE ENFORCED IN THE COURTS OF THE STATE OF TEXAS OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF TEXAS AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE PARTIES HEREBY ACCEPT FOR THEMSELVES AND IN RESPECT OF THEIR PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS FOR SAID PURPOSE AND THE PARTIES HEREBY IRREVOCABLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

         (h) THE PANEL WILL HAVE NO AUTHORITY TO AWARD PUNITIVE OR OTHER DAMAGES NOT MEASURED BY THE PREVAILING PARTY'S ACTUAL DAMAGES.

     41. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

                                        ENRON OIL & GAS COMPANY

                                        By:  /s/  LEWIS P. CHANDLER, JR.
                                            ---------------------------------
                                        Name:   Lewis P. Chandler, Jr.
                                             --------------------------------
                                        Title: Senior Vice President - LAW
                                              -------------------------------

                                        MICHAEL PETROLEUM CORPORATION

                                        By:  /s/ GLENN D. HART
                                           ----------------------------------
                                           Glenn D. Hart
                                           Chief Executive Officer

STATE OF TEXAS    )
                  )
COUNTY OF HARRIS  )


     The foregoing instrument was acknowledged before me this 5th day of February, 1998, by LEWIS P. CHANDLER, JR., SR. VICE PRESIDENT - LAW of ENRON OIL & GAS COMPANY, a Delaware corporation, on behalf of said corporation.

My commission expires:                                 /s/ DEBRA K. HICKS
                                                       ------------------------
October 15, 2000                                       Notary Public
---------------------


                                                  [DEBRA  K. HICKS NOTARY SEAL]

STATE OF TEXAS    )
                  )
COUNTY OF HARRIS  )

     The foregoing instrument was acknowledged before me this 5th day of February 1998, by Glenn D. Hart, Chief Executive Officer of MICHAEL PETROLEUM CORPORATION, a Texas corporation, on behalf of said corporation.

My commission expires:


                                             /s/ GAIL J. VAN ROOYAN
July 18, 1998                                ----------------------------
----------------------------                 Notary Public



[GAIL J. VAN ROOYAN NOTARY SEAL]